       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON     , 2000
                                                  REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM F-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                             ----------------------

                          GRUPO IUSACELL, S.A. DE C.V.
                                      f/k/a
                       NUEVO GRUPO IUSACELL, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)
                              IUSACELL GROUP, INC.
                 (Translation of Registrant's Name Into English)

        UNITED MEXICAN STATES
    (State or other jurisdiction of               NOT APPLICABLE
     incorporation or organization)    (I.R.S. Employer Identification No.)

                      PROLONGACION PASEO DE LA REFORMA 1236
                                COLONIA SANTA FE
                              DELEGACION CUAJIMALPA
                           05348 MEXICO, D.F., MEXICO
                                 + (525)109-4400
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                           ---------------------------
                              CT CORPORATION SYSTEM
                          111 EIGHTH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                                 (212) 479-8220
            (Name, Address, Including Zip Code and Telephone Number,
              Including Area Code, of Agent for Service of Process)

                           ---------------------------
                                 WITH COPIES TO:
                                SARA HANKS, ESQ.
                       CLIFFORD CHANCE ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000

                           ---------------------------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ........................................................................[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. ..............................................[X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ...............................[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ......................................................[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. .............................................[ ]

                           ---------------------------

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
       TITLE OF EACH CLASS OF          AMOUNT TO BE          PROPOSED MAXIMUM               PROPOSED MAXIMUM           AMOUNT OF
    SECURITIES TO BE REGISTERED        REGISTERED(1)  OFFERING PRICE PER SECURITY(1)  AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Debt securities (3)...........                                    100%(2)                   $600,000,000(2)          $158,400
Common stock, without
  stated par value (3)(4).....
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes securities initially offered outside the United States that may be sold or resold in the United States. Securities are not being registered for the purpose of sales outside the United States.
(2) Not specified as to each class of securities to be registered pursuant to General Instruction II(C) of Form F-3. The proposed maximum offering price per security will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign or composite currencies as shall result in a maximum offering price for all securities of U.S.$600,000,000.
(3) American depositary shares evidenced by American Depositary Receipts issuable upon deposit of the shares of common stock of Grupo Iusacell, S.A. de C.V. registered hereby have been or will be registered under a separate Registration Statement on Form F-6.
(4) Shares of common stock and American depositary shares may be issuable upon conversion of convertible debt securities registered hereunder. No separate consideration will be received for such shares of common stock or American depositary shares.

                             ----------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS



[COMPANY LOGO]





                                U.S.$600,000,000
                          GRUPO IUSACELL, S.A. DE C.V.

                                 DEBT SECURITIES
                                  COMMON STOCK
              AMERICAN DEPOSITARY SHARES REPRESENTING COMMON STOCK


Grupo Iusacell, S.A. de C.V. may:

       -      sell debt securities to the public

       -      sell common stock to the public

       - sell American depositary shares representing common stock to the public

One or more of our shareholders may sell shares of our common stock or American depositary shares representing common stock.

American depositary shares representing shares of our series V common stock are listed on the New York Stock Exchange under the symbol CEL. Our series A and V common stock are listed on the Mexican Stock Exchange.

INVESTING IN THESE SECURITIES INVOLVES SOME RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE [ ] OF OUR FORM 20-F FOR THE YEAR ENDED DECEMBER 31, 1999, WHICH IS INCORPORATED BY REFERENCE.

We will provide the specific terms of the securities in supplements to this prospectus. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any prospectus supplement carefully before you make a decision to invest.


                             ----------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             ----------------------

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.



            , 2000

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                           NO.
                                                                          ----


About This Prospectus.......................................................i

Where You Can Find More Information.........................................1

Forward-Looking Statements..................................................1

Iusacell ...................................................................2

Use of Proceeds.............................................................3

Description of Securities that May be Offered...............................4

Description of the Debt Securities..........................................4

Plan of Distribution........................................................9

Legal Matters..............................................................10

Independent Accountants....................................................10

Experts ...................................................................10

Enforceability of Civil Liabilities........................................10



                             ----------------------

                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, which we refer to as the SEC using the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that can be offered. Each time we sell securities, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

"NEW IUSACELL" AND "IUSACELL" MEAN GRUPO IUSACELL, S.A. DE C.V. THIS COMPANY WAS FORMERLY KNOWN AS NUEVO GRUPO IUSACELL, S.A. DE C.V.

"OLD IUSACELL" MEANS GRUPO IUSACELL CELULAR, S.A. DE C.V. THIS COMPANY WAS FORMERLY KNOWN AS GRUPO IUSACELL, S.A. DE C.V. NEW IUSACELL OWNS 99.9% OF THE CAPITAL STOCK OF OLD IUSACELL.

Unless otherwise specified, all references to "U.S. dollars," "dollars," "U.S.$" or "$" are to United States dollars, and references to "Ps." and "pesos" are to Mexican pesos. We publish our financial statements in pesos that are adjusted to reflect changes in purchasing power due to inflation. Thus, unless otherwise specified, our financial data is presented in constant pesos of December 31, 1999 purchasing power. Amounts presented in this prospectus may not add up or may be slightly inconsistent due to rounding.

Unless otherwise provided, this prospectus contains translations of peso amounts into U.S. dollars solely for the convenience of the reader based on the exchange rate reported by the Federal Reserve Bank of New York as its noon buying rate for pesos, which we refer to as the Noon Buying Rate, at December 31, 1999, which was Ps.9.4800 per U.S.$1.00. These currency conversions should not be construed as representations that the peso amounts actually represent such dollar amounts. Additionally, these conversions should not be construed as representations that these peso amounts have been, could have been or could be converted into U.S. dollars at those or any other rates of exchange.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and furnish other information with the SEC from time to time. You may read and copy any document filed by us at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, some of our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. In addition, because the American depositary shares representing our series V common stock, which we refer to as ADSs, are listed on the New York Stock Exchange, reports and other information concerning us can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and includes the following:

       -      annual report on Form 20-F for the year ended December 31, 1999.

       - all documents that we file in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, any future reports on Form 6-K that indicate they are incorporated into this prospectus and any future annual reports on Form 20-F that we file with the SEC until we sell all of the securities that may be offered through this prospectus.

You should consider any statement in this prospectus or incorporated by reference to be modified by any statement subsequently incorporated by reference to the extent that subsequent statement modifies the prior statement.

We will provide without charge upon written or oral request a copy of any document that is incorporated by reference in this prospectus, other than exhibits that are not specifically incorporated by reference. These requests should be directed to our Director of Investor Relations, at Prolongacion Paseo de la Reforma 1236, Colonia Santa Fe, Delegacion Cuajimalpa, 05348 Mexico, D.F., telephone number + (525) 109-4400. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains projections of some financial data and discloses plans and objectives for the future. This forward-looking information, as defined in the United States Private Securities Litigation Reform Act of 1995, reflects our views regarding future events and financial performance. Actual events and results could differ materially from those projected in the forward-looking statements as a result of the risk factors described above, as well as factors discussed below.

The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which in any event speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The risk factors described in or incorporated into this prospectus, and many other factors, could cause actual events and results to differ materially from historical results or those anticipated.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. We do not undertake to update our forward-looking statements or risk factors to reflect future events or circumstances.

                                    IUSACELL

We are the second largest wireless telecommunications provider in Mexico with more than 1.3 million cellular customers. We own and operate concessions for a range of frequencies in the 800 MHz band used to provide cellular wireless services in four contiguous regions in central Mexico, including Mexico City, one of the world's most populous cities.

       - Our cellular concessions cover regions representing approximately 68 million inhabitants, or 69% of Mexico's total population.

       - Our cellular network makes services available in areas where approximately 59 million people live, representing 88% of the inhabitants of the regions where we provide cellular wireless services and 61% of Mexico's total population.

Since August 1999, we have been offering digital coverage and services in all areas where we provide cellular wireless services.

Since February 1997, we have been under the management control of subsidiaries of Bell Atlantic Corporation. Bell Atlantic has invested approximately U.S.$1.2 billion since 1993 for its 40.2% economic and voting interest in our equity. Today, Bell Atlantic personnel seconded to Iusacell and Bell Atlantic consultants are integrally involved in defining and implementing our long-term strategy and in managing day-to-day operations.

Since Bell Atlantic took control of our management in February 1997, our cellular subscriber base has grown from approximately 245,000 to 1,322,798 subscribers at December 31, 1999. Of these subscribers, 352,288 were post-paid contract customers who purchase cellular services pursuant to fixed term contracts and the remaining 970,510 were customers who pay for their cellular services in advance through the purchase of prepay calling cards. Approximately 207,000 of these prepay customers only receive incoming calls and cannot make outgoing calls.

In addition to our core mobile wireless services, we also provide a wide range of other telecommunications services, including long distance, paging, wireless local telephony and data transmission.


                             ----------------------

Our principal executive offices are located at Prolongacion Paseo de la Reforma 1236, Colonia Santa Fe, Delegacion Cuajimalpa, 05348, Mexico, D.F. Our telephone number is + (525) 109-4400. Our internet website address is http://www.iusacell.com.mx. Information contained in our website is not part of this prospectus.

                                 USE OF PROCEEDS

Unless otherwise disclosed in the accompanying prospectus supplement, we will use the net proceeds from the sale of securities to fund the business of Iusacell and its subsidiaries.

The offering price of our debt securities, common stock and ADSs representing common stock will be determined by market conditions.

                  DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

We may offer debt securities, common stock, ADSs representing common stock, or any combination of the foregoing, either individually or as units consisting of one or more securities. We may offer up to U.S.$600,000,000 worth of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement. For a description of our common stock or ADSs representing common stock, see our Annual Report on Form 20-F for the year ended December 31, 1999.

                       DESCRIPTION OF THE DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. Debt securities may be secured or unsecured general obligations of Iusacell. Senior debt securities will rank above all subordinated indebtedness and equal to all other indebtedness outstanding on the date of the prospectus supplement (other than statutorily preferred obligations). Subordinated debt securities will rank in right of payment below all other indebtedness outstanding at or after the time issued, unless the other indebtedness provides that it is not senior to the subordinated debt. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. A copy of the form of each type of indenture has been or will be filed as an exhibit to the registration statement of which this prospectus is a part. A prospectus supplement will describe the particular terms of any debt securities we may offer. The following summaries of the debt securities and the indentures are not complete. We strongly urge you to read the indentures and the description of the debt securities included in the prospectus supplement.


GENERAL

The debt securities will have terms that are consistent with the indentures. Unless otherwise specified in the applicable prospectus supplement, senior debt securities will be unsecured and unsubordinated obligations of Iusacell and will rank equally with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt. We will have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of that series. The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

       -      the title of the debt securities;

       - any limit on the aggregate principal amount of such debt securities or the series of which they are a part;

       - the person to whom any interest on a debt security of the series will be paid;

       -      the date or dates on which we must pay the principal;

       - the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

       -      the terms of any interest escrow arrangement;

       - the place or places where we must pay the principal of and any premium or interest on the debt securities;

       - the terms and conditions on which we may redeem any debt security, if at all;

       - any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

       -      any provisions for the payment of additional amounts for taxes;

       -      the denominations in which we may issue the debt securities;

       - the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

       - the currency in which we will pay the principal of and any premium or interest on the debt securities;

       - the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

       - the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon maturity or that will be deemed to be outstanding as of any date;

       -      if applicable, that the debt securities are defeasible;

       - if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, common stock or other securities or property;

       - whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

       - the subordination provisions that will apply to the subordinated debt securities;

       - any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of such debt securities due and payable; and

       -      any addition to or change in the covenants in the indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe special United States federal income tax and Mexican tax considerations considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe certain United States federal income tax, Mexican tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the applicable prospectus supplement.


CONVERSION AND EXCHANGE RIGHTS

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for ADSs or common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. We will describe how the number of ADSs or common stock or other securities or property to be received upon conversion or exchange would be calculated.


SUBORDINATION OF SUBORDINATED DEBT SECURITIES

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution or winding-up or liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration. We may not resume payments on the subordinated debt securities until the defaults are cured or waived or certain periods pass. If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.


GLOBAL SECURITIES

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary unless the depositary has notified us that it is unwilling or unable to continue as depositary or an event of default occurs and continues with respect to the debt securities. The depositary will determine how all securities issued in exchange for a global security will be registered. As long as the depositary or its nominee is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities.

We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security. Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the applicable trustee assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.


PAYMENT AND PAYING AGENTS

Unless otherwise stated in the prospectus supplement, we will pay principal of and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest. Unless otherwise stated in the prospectus supplement, we will pay principal of and any premium or interest on the debt securities at the office of our designated paying agent, except we may pay interest by check mailed to the address of the person entitled to the payment. Unless we state otherwise in the prospectus supplement, the corporate trust office of the trustee will be the paying agent for the debt securities. Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities. The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. The holder thereafter may look only to us for payment.


CONSOLIDATION, MERGER AND SALE OF ASSETS

Under the terms of the indentures, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

       - the successor is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of Mexico, the United States or any state thereof or any other country recognized by the United States and assumes our obligations under the debt securities and the indentures;

       - immediately after the transaction, no event of default occurs and continues; and

       -      we meet certain other conditions.


EVENTS OF DEFAULT

Each of the following will constitute an event of default under each indenture:

       - failure to pay principal of or any premium on any debt security when due;

       - failure to pay any interest on any debt security when due, continued for a specified number of days;

       -      failure to deposit any sinking fund payment, when due;

       - failure to perform any other covenant in the indenture that continues for a specified number of days after written notice has been given by the trustee, or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

       - certain events in bankruptcy, insolvency or reorganization of Iusacell; and

       -      any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. If an event of default, other than an event of default as a result of certain events of bankruptcy, insolvency or reorganization, occurs and continues, either the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series automatically will become immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

       - the holder has previously given the trustee written notice of a continuing event of default;

       - the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request, and the holders have offered reasonable indemnity to the trustee to institute the proceeding; and

       - the trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within a specified number of days.

Each indenture will include a covenant requiring our officers to furnish to the trustee annually a statement as to whether, to their knowledge, we are in default under the indenture and, if so, specifying all such known defaults.

MODIFICATION AND WAIVER

We and the trustee may amend the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the amendment. However, to the extent discussed in the prospectus supplement, without the consent of each holder, we may not make any amendment that would:

       - change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

       -      reduce the principal, premium or interest on any debt security;

       - reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

       - change the place or currency of payment of principal, premium or interest on any debt security;

       -      impair the right to enforce any payment on any debt security;

       - in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to their holders;

       - in the case of debt securities that are convertible or exchangeable into other securities of Iusacell, adversely affect the right of holders to convert or exchange any of the debt securities;

       - reduce the percentage in principal amount of outstanding securities of any series for which the holders' consent is required;

       - reduce the percentage in principal amount of outstanding securities of any series necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

       -      modify provisions with respect to modification and waiver.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of that series, our compliance with certain restrictive provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal of an premium, if any, or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent. Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date for action by holders. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.


DEFEASANCE AND COVENANT DEFEASANCE

To the extent stated in the prospectus supplement, we may elect to apply the provisions relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants in the indentures, to the debt securities of any series.


NOTICES

We will mail notices to holders of debt securities at the addresses that appear in the security register.


TITLE

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

                              PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

       -      the name or names of any underwriters, if any;

       - the purchase price of the securities and the proceeds we will receive from the sale;

       - any underwriting discounts and other items constituting underwriters compensation;

       -      any public offering price;

       - any discounts or concessions allowed or reallowed or paid to dealers; and

       - any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.

We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, an agent will act on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities.

Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer other than certain common stock held in our treasury will be new issues of securities with no established trading market.

Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

                                  LEGAL MATTERS

The legality of the securities will be passed upon by Clifford Chance Rogers & Wells LLP, New York, New York, special United States counsel to Iusacell with respect to matters of New York law and United States federal law, and by De Ovando y Martinez del Campo, S.C., Mexico D.F., Mexico, special Mexican counsel to Iusacell with respect to matters of Mexican law. As to all matters of Mexican law, Clifford Chance Rogers & Wells LLP will rely on the opinion of De Ovando y Martinez del Campo, S.C. As to all matters of New York law and United States federal law, De Ovando y Martinez del Campo, S.C. will rely on the opinion of Clifford Chance Rogers & Wells LLP. All statements of Mexican law in this prospectus have been passed upon by, and are made upon the authority of, De Ovando y Martinez del Campo, S.C. Certain legal matters as to United States law relating to the securities will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement. Certain legal matters as to Mexican law will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

                             INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Iusacell and its subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated by reference in the registration statement and this prospectus from Iusacell's annual report on Form 20-F for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers, independent auditors, as stated in their reports which are incorporated herein by reference and are so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     EXPERTS

The description of the appraisal of Iusacell's prior analog telecommunications network incorporated by reference in the registration statement and in this prospectus from Iusacell's annual report on Form 20-F for the year ended December 31, 1999 has been prepared by Consultores y Valuadores de Empresas, S.C., an international property appraiser, as indicated in their appraisal report. The description of the appraisal is included in reliance upon such report and information given on the authority of the firm as experts in property valuation.

                       ENFORCEABILITY OF CIVIL LIABILITIES

Iusacell is incorporated with limited liability in Mexico and substantially all of its assets are located in Mexico. In addition, the majority of the directors and officers of Iusacell and some of the experts named in this prospectus reside outside the United States (principally in Mexico) and all or a significant portion of the assets of those persons and of Iusacell are located outside the United States. As a result, it may not be possible for investors to effect service of process upon such persons within the United States or to enforce against such persons Iusacell judgments obtained in the courts of the United States, including without limitation, judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

Iusacell has been advised by De Ovando y Martinez del Campo, S.C., its special Mexican counsel, that there is doubt as to the enforceability in original actions in Mexican courts of liabilities predicated solely upon United States federal securities laws and as to the enforceability in Mexican courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States federal securities laws. As a result, because substantially all of the assets of Iusacell are located in Mexico, holders of Iusacell securities may effectively be required to pursue in Mexico, under Mexican law, any claims they may have against Iusacell.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses in connection with the issuance and distribution of the securities to be registered hereunder, all of which will be paid by us, will be substantially as follows (all amounts are estimated except the Securities and Exchange Commission registration fee):

ITEM                                                                        AMOUNT
----                                                                        ------
------------------------------------------------------------------  -----------------------

Securities and Exchange Commission registration fee...............           $[ ]
Accounting fees and expenses......................................             *
Trustee fees......................................................             *
Rating agency fees................................................             *
Legal fees and expenses...........................................             *
Transfer agent fees and expenses..................................             *
Printing and engraving expenses...................................             *
Miscellaneous expenses............................................             *
                                                                    -----------------------
                        Total                                         $        *
                                                                    -----------------------

-------------
* To be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Mexican law, when an officer of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits:

         EXHIBIT
          NUMBER                                     DESCRIPTION OF EXHIBIT
   -------------------   --------------------------------------------------------------------------------
           1.1*          Proposed Form of Underwriting Agreement.
           4.1*          Form of Indenture.
           5.1           Opinion of Clifford Chance Rogers & Wells LLP.
           5.2           Opinion of De Ovando y Martinez del Campo, S.C.
          23.1           Consent of Clifford Chance Rogers & Wells LLP (included in Exhibit 5.1).
          23.2           Consent of De Ovando y Martinez del Campo, S.C. (included in Exhibit 5.2).
          23.3           Consent of PricewaterhouseCoopers, S.C., Independent Auditors.
          23.4           Consent of Consultores y Valuadores de Empresas, S.C., an international property appraiser.
          24.1*          Powers of attorney (included on the signature pages hereof).
          25.1*          Statement of eligibility of trustee.

--------------
* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes the following:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) To file a post-effective amendment to the registration statement to include any financial statements required by Regulation S-X at the start of any delayed offering or throughout a continuous offering unless such financial statements or information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                 SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Grupo Iusacell, S.A. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mexico, Mexico, on March 22, 2000.



                           GRUPO IUSACELL, S.A. DE C.V.


                           By:   /S/ WILLIAM S. ROBERTS
                              -------------------------
                              William S. Roberts
                              Executive Vice President, Finance and Audit, and Chief Financial Officer


                           By:   /S/ RUBEN G. PERLMUTTER
                              --------------------------
                              Ruben G. Perlmutter
                              Vice President, Mergers and Acquisitions, and General Counsel

                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of Grupo Iusacell, S.A. de C.V., do hereby constitute and appoint William S. Roberts, Executive Vice President, Finance and Audit, and Chief Financial Officer, Ruben G. Perlmutter, Vice President, Mergers and Acquisitions, and General Counsel, Ian C. Muir, Director, Investor Relations, Adolfo Alaniz Ramirez, Legal Director, and Norma Urzua Villasenor, Secretary, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that William S. Roberts, Ruben G. Perlmutter, Ian C. Muir, Adolfo Alaniz Ramirez and Norma Urzua Villasenor, or any one of them, may deem necessary or advisable to enable Grupo Iusacell, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that William S. Roberts, Ruben G. Perlmutter, Ian
C. Muir, Adolfo Alaniz Ramirez and Norma Urzua Villasenor, or any of them, shall do or cause to be done by virtue hereof.


                             PODER-MANDATO Y FIRMAS

Nosotros, los abajo firmantes consejeros y ejecutivos de Grupo Iusacell, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a William S. Roberts, Vice Presidente Ejecutivo de Finanzas y Auditoria y Ejecutivo Financiero Principal, a Ruben G. Perlmutter, Vice Presidente de Fusiones y Adquisiciones y Juridico, Ian C. Muir, Director de Relaciones con Inversionistas, Adolfo Alaniz Ramirez, Director Juridico y Norma Urzua Villasenor, Secretaria, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que William S. Roberts, Ruben
G. Perlmutter, Ian C. Muir, Adolfo Alaniz Ramirez y Norma Urzua Villasenor, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Grupo Iusacell, S.A. de C.V. cumpla con todos los requisitos del "Securities Act of 1933," segun texto vigente, y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que William S. Roberts, Ruben G. Perlmutter, Ian C. Muir, Adolfo Alaniz Ramirez y Norma Urzua Villasenor, o cualquiera de ellos, realicen por virtud del presente poder.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                                                TITLE                                DATE
          ---------                                                -----                                ----


   /S/ THOMAS A. BARTLETT                    Chief Executive Officer (Principal Executive
---------------------------                  Officer) and Director                                 March 22, 2000
Thomas A. Bartlett

   /S/ FULVIO V. DEL VALLE                   President, Director General and Director              March 22, 2000
--------------------------
Fulvio V. del Valle

   /S/ WILLIAM S. ROBERTS                    Executive Vice President, Finance and Audit, and      March 22, 2000
-------------------------                    Chief Financial Officer (Principal Financial and
William S. Roberts                           Accounting Officer)

   /S/ LAWRENCE T. BABBIO, JR.               Chairman of the Board of Directors                    March 22, 2000
------------------------------
Lawrence T. Babbio, Jr.

                                             Director                                              ________, 2000
------------------------------------
Carlos Peralta Quintero

                                             Director                                              ________, 2000
------------------------------------
Ernesto Canales Santos

   /S/ MARY CUMMINGS                         Director                                              March 22, 2000
--------------------
John Chynoweth
By Mary Cummings, Alternate Director

                                             Director                                              ________, 2000
------------------------------------
Jose Ramon Elizondo Anaya

                                             Director                                              ________, 2000
------------------------------------
Rodolfo Garcia Muriel

   /S/ LUIS FELIPE GONZALEZ MUNOZ            Director                                              March 22, 2000
---------------------------------
Luis Felipe Gonzalez Munoz

   /S/ STEPHEN B. HEIMANN                    Director                                              March 22, 2000
-------------------------
Stephen B. Heimann

   /S/ FERNANDO DE OVANDO                    Director                                              March 22, 2000
-------------------------
Fernando de Ovando

   /S/ DENNIS F. STRIGL                      Director                                              March 22, 2000
-----------------------
Dennis F. Strigl


          SIGNATURE                                                TITLE                                DATE
          ---------                                                -----                                ----


By:   /S/ DONALD J. PUGLISI                  Authorized Representative in the United States of     March 22, 2000
   ------------------------                  Grupo Iusacell, S.A. de C.V.
     Donald J. Puglisi

                                  EXHIBIT INDEX


         EXHIBIT
          NUMBER                                 DESCRIPTION OF EXHIBIT
      -------------    ---------------------------------------------------------------------------
           1.1*        Proposed Form of Underwriting Agreement.
           4.1*        Form of Indenture.
           5.1         Opinion of Clifford Chance Rogers & Wells LLP.
           5.2         Opinion of De Ovando y Martinez del Campo, S.C.
          23.1         Consent of Clifford Chance Rogers & Wells LLP (included in Exhibit 5.1).
          23.2         Consent of De Ovando y Martinez del Campo, S.C. (included in Exhibit 5.2).
          23.3         Consent of PricewaterhouseCoopers, S.C, Independent Auditors.
          23.4         Consent of Consultores y Valuadores de Empresas, S.C.
          24.1*        Powers of attorney (included on the signature pages hereof).
          25.1*        Statement of eligibility of trustee.

---------------------------
* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.



                                      E-1